EXHIBIT 10.25






                           PURCHASE AND SALE CONTRACT
                                    BETWEEN
                 CONSOLIDATED CAPITAL EQUITY PARTNERS/TWO L.P.
                                   AS SELLER
                                      AND
                       SOUTHFIELD OFFICE PROPERTIES, LLC
                                  AS PURCHASER
                               TABLE OF CONTENTS
                                                                         Page
ARTICLE 1 DEFINED TERMS                                                    1
ARTICLE 2 PURCHASE AND SALE OF PROPERTY                                    5
ARTICLE 3 PURCHASE PRICE & DEPOSIT                                         5
ARTICLE 4 FEASIBILITY PERIOD                                               6
ARTICLE 5 TITLE                                                            10
ARTICLE 6 SELLER'S COVENANTS                                              14
ARTICLE 7 CLOSING                                                         16
ARTICLE 8 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND
  PURCHASER                                                               24
ARTICLE 9 CONDITIONS PRECEDENT TO CLOSING                                 31
ARTICLE 10 BROKERAGE                                                      34
ARTICLE 11 POSSESSION                                                     34
ARTICLE 12 DEFAULTS AND REMEDIES                                          35
ARTICLE 13 RISK OF LOSS OR CASUALTY                                       36
ARTICLE 14 RATIFICATION                                                   36
ARTICLE 15 EMINENT DOMAIN                                                 37
ARTICLE 16 MISCELLANEOUS                                                  37
                           PURCHASE AND SALE CONTRACT
     THIS PURCHASE AND SALE CONTRACT ("Purchase Contract") is entered into as of the ___ day of May, 1999 (such date being hereinafter referred to as the "Effective Date") by and among CONSOLIDATED CAPITAL EQUITY PARTNERS/TWO L.P., a California limited partnership, having a principal address at c/o AIMCO, 1873 South Bellaire Street, Suite 1700, Denver, Colorado 80222 ("Seller") and SOUTHFIELD OFFICE PROPERTIES, LLC, a Michigan limited liability company, having a principal address at 74 E. Long Lake Road, Bloomfield Hills, Michigan 48304 ("Purchaser").

     NOW, THEREFORE WITNESSETH: That for and in consideration of mutual covenants and agreements herein after set forth, Seller and Purchaser hereby agree as follows:

                                    RECITALS
R-1. Seller holds legal title to multiple parcels of real estate having the addresses set forth in Section 1.1.8 hereof and more particularly described in Exhibit A attached hereto and made a part hereof located in County of Oakland, Michigan on each of which improvements have been constructed.
R-2. Purchaser desires to purchase and Seller has agreed to sell such land, improvements and certain associated property, defined below as the "Property" on the terms and conditions set forth below (which terms and conditions shall control in the event of any conflict with these Recitals), such that on the Closing Date as defined in this Purchase Contract the Property will be conveyed by special warranty or equivalent deed to Purchaser;
R-3. Purchaser has agreed to pay to Seller the Purchase Price for the Property, and Seller has agreed to sell the Property to Purchaser on the terms and conditions set forth below.
                                   ARTICLE 1
                                 DEFINED TERMS
1.1 Terms with initial capital letters in this Purchase Contract shall have the meanings set forth in this Article 1 below.
1.1.1 "BUSINESS DAY" means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the State of Michigan.
1.1.2 "CLOSING" means the consummation of the purchase and sale and related transactions contemplated by this Purchase Contract in accordance with the terms and conditions of this Purchase Contract.
1.1.3 "CLOSING DATE" means the date on which date the Closing of the conveyance of the Property is required to be held under the terms and conditions of this Purchase Contract and on which date full payment of the Purchase Price for the Property shall have been paid to and received by Seller in immediately available U.S. funds.
1.1.4 "COMMERCIAL LEASE(S)" means the interest of Seller in and to all leases, subleases and other occupancy agreements, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Effective Date for the applicable Property.
1.1.5 "EXCLUDED PERMITS" means those Permits which, under applicable law, are nontransferable and such other Permits as may be designated as Excluded Permits on Exhibit 1.1.5, if any, attached hereto.
1.1.6 "FIXTURES AND TANGIBLE PERSONAL PROPERTY" means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of personal property now located on the Land or in the Improvements as of the date of this Purchase Contract and used or usable in connection with any present or future occupation or operation of all or any part of the Property. The term "Fixtures and Tangible Personal Property" does not include (i) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased by Seller, or (ii) property owned or leased by Tenants and guests, employees or other persons furnishing goods or services to the Property or (iii) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property or (iv) the property and equipment, if any, expressly identified in Exhibit 1.1.6.
1.1.7 "IMPROVEMENTS" means all buildings and improvements, located on the Land taken "as is" containing approximately 462,566 leasable square feet of low-rise office buildings.
1.1.8 "LAND" means all of that certain tract of land located in County of Oakland, Michigan commonly known as Southfield Office Portfolio, consisting of: (1) Central Park Plaza, 26211 Central Park Boulevard, Southfield, Michigan; (2) Central Park Place (A, B & C Buildings), 26011 Evergreen, 20100 Civic Center Drive, and 2611 Evergreen Road, Southfield, Michigan;
     (3) Crescent Centre, 24445 Northwestern Highway, Southfield, Michigan; (4) One Lahser Center, 26400 Lahser Road, Southfield, Michigan; and (5) Two Lahser Center, 26200 Lahser Road, Southfield, Michigan, more particularly described on Exhibit A attached hereto and made a part hereof and all rights, privileges and appurtenances pertaining thereto and land divisions for each parcel of Land permitted under the Michigan Land Division Act.
1.1.9 "MAJOR TENANTS" means Homestead USA, Inc., AIAG (with respect only to the Two Lasher Center building), CU Processing, Miles and Ann Brasch and 1/2 Off Card Shop.
1.1.10 "MISCELLANEOUS PROPERTY ASSETS" means all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller, excluding, however, (i) receivables, guarantees or warranties, (ii) Property Contracts, (iii) Commercial Leases, (iv) Permits,
     (v) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, unless otherwise payable to Purchaser pursuant to this Purchase Contract, (vi) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (vii) utility and similar deposits,
     (viii) insurance or other prepaid items, or (ix) books and records.
1.1.11 "PERMITS" means all licenses and permits granted by governmental authorities having jurisdiction over the Property in respect of the matter to which the applicable license or permit applies and owned by Seller or used in or relating to the ownership, occupancy or operation of the Property or any part thereof not subject to a Commercial Lease.
1.1.12 "PERMITTED EXCEPTIONS" means those exceptions or conditions permitted to encumber the title to the Property in accordance with the provisions of
     Section 5.2.
1.1.13 "PROPERTY" means the Land and Improvements comprising all of the parcels referenced in Section 1.1.8 and described in Exhibit A and all rights of Seller relating to the Land and the Improvements, including without limitation, any rights, title and interest of Seller, if any, in and to (i) any strips and gores adjacent to the Land and any land lying in the bed of any street, road, or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof; (ii) any unpaid award for any taking by condemnation or any damage to the Property by reason of a change of grade of any street or highway; (iii) all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Property; together with all Fixtures and Tangible Personal Property, the right, if any and only to the extent transferable, of Seller in the Property Contracts, Permits (other than Excluded Permits), the Miscellaneous Property Assets owned by Seller which are located on the Property and used in its operation, and the Commercial Leases.
1.1.14 "PROPERTY CONTRACTS" means all purchase orders, equipment leases, maintenance, service, or utility contracts and similar contracts, which relate to the ownership, maintenance, construction or repair and/or operation of the Property, except Commercial Leases.
1.1.15 "PURCHASE CONTRACT" means this Purchase and Sale Contract by and between Seller and Purchaser.
1.1.16 "PURCHASE PRICE" means the total consideration to be paid by Purchaser to Seller for the purchase of the Property.
1.1.17    "SURVEY" shall have the meaning ascribed thereto in Section 5.11.
1.1.18 "TENANT" means any person or entity entitled to occupy any portion of the Property under a Commercial Lease.
1.1.19 "TITLE COMMITMENT" or "Title Commitments" shall have the meaning ascribed thereto in Section 5.1.
1.1.20    "TITLE INSURER" shall have the meaning set forth in Section 5.1.

                                   ARTICLE 2
                         PURCHASE AND SALE OF PROPERTY

2.1 Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, in accordance with the terms and conditions set forth in this Purchase Contract. Except for those liabilities and obligations that Purchaser accepts as provided in this Purchase Contract or assumes pursuant to any of the closing documents referenced herein, Purchaser is not assuming any of the debts, liabilities or other obligations of, or claims against, Seller of any kind or nature whether direct or contingent and whether known or unknown.
                                   ARTICLE 3
                            PURCHASE PRICE & DEPOSIT

3.1 The total purchase price ("Purchase Price") for the Property shall be Twenty Seven Million Two Hundred Fifty Thousand and 00/100 Dollars ($27,250,000.00), which shall be paid by Purchaser, as follows:
3.1.1 On or before two (2) Business Days subsequent to the Effective Date, Purchaser shall deliver to Fidelity National Title Insurance Company ("Escrow Agent" or the "Title Company") a deposit in the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00) in cash (the "Deposit"). Purchaser and Seller each approve the form of Escrow Agreement attached as
     Exhibit 3.1.1.
3.1.2 The Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms hereof. Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase agreements as Escrow Agent, in its discretion, deems suitable, (provided that Escrow Agent shall invest the Deposit as jointly directed by Seller and Purchaser should Seller and Purchaser each in their respective sole discretion determine to issue such joint investment instructions to the Escrow Agent) and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit, as set forth below.
3.1.3 If the sale of the Property is closed by the date fixed therefor (or any extension date provided for by the mutual written consent of the parties hereto, given or withheld in their respective sole discretion), monies held as the Deposit shall be applied (and paid over to the Seller) on the Date of Closing. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of satisfaction of a condition precedent to Purchaser's obligations, the Deposit shall be returned and refunded to Purchaser, and neither party shall have any further liability hereunder, subject to and except for Purchaser's liability under Section 4.4.
3.1.4. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Seller, Purchaser shall be entitled to the remedies set forth in ARTICLE 12 hereof. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Purchaser, the Deposit shall be forfeited by Purchaser and the sum thereof shall go to Seller forthwith as liquidated damages for the lost opportunity costs and transaction expenses incurred by Seller, as more fully set forth in ARTICLE 12 below.
3.2 On the Closing Date Purchaser shall pay Seller the amount of Twenty Seven Million Two Hundred Fifty Thousand Dollars ($27,250,000.00), subject to credit and adjustment as provided herein, in cash or by wire-transfer of current funds pursuant to wire instructions provided by Seller.


                                   ARTICLE 4
                               FEASIBILITY PERIOD

4.1 For forty five (45) calendar days following the Effective Date (the "Feasibility Period"), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees ("Consultants") shall have the right from time to time to enter onto the Property:

4.1.1 To conduct and make any and all customary studies, tests, examinations and inspections, or investigations of or concerning the Property (including, without limitation, Phase I environmental studies, engineering and feasibility studies, drainage and flood plain soil tests for bearing capacity and percolation, surveys, including topographical surveys, and interviews with each of the Tenants provided that Purchaser has provided prior written notice to Seller of such proposed interviews and a representative of Seller is present for such interviews).
4.1.2 To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property.
4.1.3 To ascertain and confirm the suitability of the Property for Purchaser's intended use of the Property.
4.2 No later than two (2) Business Days after the Effective Date, Seller shall deliver to the Purchaser copies of existing Property Contracts and Commercial Leases and monthly operating statements and audited or unaudited annual operating statements for the Property from the period from January 1, 1996 through the Effective Date. In addition, following the Effective Date, Seller shall make available to Purchaser at the Property (in each case, to the extent in Seller's possession or control) the following with respect to the Property: (1) architectural and engineering plans; (2) reports and studies relating to the condition of the Property; (3) a list of Fixtures and Tangible Personal Property; (4) tenant correspondence files with respect to the Commercial Leases; (5) service and repair requests and work orders relating to the Property; (6) a list of accounts receivable;
     (7) copies of Commercial Lease termination notices relating to the Commercial Leases received by Seller which would be effective after the Closing Date; (8) copies of governmental permits, alarm registrations and other permits and licenses necessary for the operation of the Property (excluding, however, certificates of occupancy); and (9) all other documents under Seller's possession or control pertaining to the ownership or operation of the Property.
4.3 Should the results of any of the matters referred to in sub-paragraphs 4.1.1, 4.1.2 and 4.1.3 above or any other aspect of the Property discovered by Purchaser appear unsatisfactory to Purchaser for any reason, for any other reason, or for no reason whatsoever, in Purchaser's sole and absolute discretion, then Purchaser shall have the right to terminate this Purchase Contract by giving written Notice to that effect to Seller and Escrow Agent on or before 5:00 p.m. EST on the date of expiration of the Feasibility Period. If Purchaser exercises such right to terminate, this Purchase Contract shall terminate and be of no further force and effect, subject to and except for Purchaser's liability under Section 4.4, and Escrow Agent shall promptly return the Deposit to Purchaser. If Purchaser fails to provide Seller with written Notice of cancellation prior to the end of the Feasibility Period in strict accordance with the Notice provisions of this Purchase Contract, this Purchase Contract shall remain in full force and effect and Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in this ARTICLE 4 and in ARTICLE 9.
4.4 Purchaser shall indemnify and hold Seller harmless for any actions taken by Purchaser and its Consultants on the Property in connection with the performance of Purchaser's due diligence hereunder; provided, however, that Purchaser shall not be liable for any damages incurred by Seller resulting from the mere discovery by Purchaser of an adverse condition at or with regard to the Property. Purchaser hereby acknowledging, however, that Seller shall have no obligation to Purchaser in connection with such adverse condition or otherwise to remedy such adverse condition. Purchaser shall indemnify, defend (with attorneys selected by Seller and approved by Purchaser, which approval shall not be unreasonably withheld, conditional or delayed) and hold Seller harmless from any and all claims, damages, costs and liability which may arise due to such entries, surveys, tests, investigations and the like. Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests, investigations and the like that in their reasonable judgment could result in any injury to the Property or breach of any agreement, or expose Seller to any liability, costs, liens or violations of applicable law, or otherwise adversely affect the Property or Seller's interest therein. No consent by the Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this
     ARTICLE 4, at Purchaser's sole cost and expense, to the extent the damage to the Property or the change in condition thereof is attributable to the performance of due diligence hereunder by Purchaser or its agents or employees. Purchaser shall maintain comprehensive public liability insurance with broad form contractual and personal injury liability endorsements with respect to the Property and Purchaser's activities carried on therein, in amounts (including deductible amounts) and with such insurance carriers as shall be approved by Seller and naming Seller and its affiliates as "additional insureds", including a waiver of defenses of the insurer based on the actions or inaction of Seller. Such liability insurance shall provide coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $500,000.00 with respect to property damage, by water or otherwise). The provisions of this Section shall survive the Closing or termination of this Purchase Contract.
4.5 Purchaser shall not permit any mechanic.s or materialman.s liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted by or for Purchaser. Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons.
                                   ARTICLE 5
                                     TITLE

5.1 Seller shall promptly secure a commitment for title insurance for the Property in an amount equal to the Purchase Price ("Title Commitment,") issued by the Title Company (the "Title Insurer") for an owner's title insurance policy (1970 ALTA Form B if available, and if not available, a 1992 ALTA Form B) including extended coverage, such endorsements and reinsurance and/or co-insurance as Purchaser may require, together with legible copies of all instruments identified as exceptions therein. Seller agrees that it shall be solely responsible for payment of all costs relating to procurement of the Title Commitment and extended coverage under any Owner's or Lender's title policies (so long as the cost of such extended coverage does not exceed the cost for standard coverage) with Purchaser to pay the cost of any other coverages desired by Purchaser.
5.2  Subject to Purchaser's right to designate Title Defects pursuant to Section
     5.7 and the other terms of Section 5.7, Purchaser agrees to accept title to the Land and Improvements, so long as the title is good and marketable and is insurable at ordinary rates and any conveyance by special warranty or equivalent deed pursuant to this Purchase Contract shall be subject to the following, all of which shall be deemed "Permitted Exceptions" and Purchaser agrees to accept the deed and title subject thereto:
5.2.1 All exceptions shown on Schedule B-2 of the Title Commitment on the date of the expiration of the Feasibility Period (other than mechanics' liens and taxes due and payable in respect of the period preceding Closing) and all exceptions noted in Exhibit 5.2.1 attached hereto; and
5.2.2 Such exceptions and matters as the Title Company shall be willing to omit as exceptions to coverage; and
5.2.3     The rights of tenants, as tenants only, under the Commercial Leases;
     and
5.2.4 All Property Contracts and any other existing contracts created in the ordinary course of business by Seller, which are not identified for termination by Purchaser during the Feasibility Period, which are designated as title matters in the Title Commitment; and
5.2.5     Real estate and property taxes to the extent not due and payable.
5.3 The existence of other mortgages, liens, or encumbrances (the "Removable Liens") shall not be objections to title or deemed a "Title Defect" (as defined in Section 5.7), provided that properly executed instruments in recordable form necessary to satisfy and remove the same of record are delivered to the Purchaser at Closing or, in the alternative, with respect to any mortgage or deed of trust liens, that payoff letters from the holder of the mortgage or deed of trust liens shall have been delivered to and accepted by the Title Insurer (sufficient to remove the same from the policy issued at Closing), together in either case, with recording and/or filing fees.
5.4 Unpaid liens for taxes, charges, and assessments shall not be objections to title, but the amount thereof plus interest and penalties thereon shall be deducted from the Purchase Price to be paid for the applicable Property hereunder and allowed to Purchaser, subject to the provisions for apportionment of taxes and charges contained herein.
5.5 Unpaid franchise or business corporation taxes of any corporations in the chain of title shall not be an objection to title, provided that the Title Insurer agrees to insure against collection out of the Property or otherwise against Purchaser or its affiliates, and provided further that the Title Insurer agrees to omit such taxes as exceptions to coverage with respect to any lender's mortgagee insurance policy.
5.6 If on the Closing Date there shall be conditional bills of sale or Uniform Commercial Code financing statements that were filed on a day more than five (5) years prior to such Closing, and such financing statements have not been extended by the filing of UCC-3 continuation statements within the past Five (5) years prior to such Closing, such financing statements shall not be deemed to be an objection to title.
5.7 If the Title Commitment or Survey (as defined in Section 5.11 below) discloses exceptions which are not acceptable to Purchaser, in its sole discretion, Purchaser shall give Notice to Seller of its objections to such exceptions (the "Title Defects") within twenty (20) days after the latter of the Effective Date or the receipt of the Title Commitment, copies of all instruments of record and Surveys for the Property. If Purchaser does not designate any Title Defects prior to the expiration of the aforesaid twenty
     (20) day period, then the contingency for title and survey matters set forth in this Article 5 shall be deemed waived by Purchaser in which case Purchaser and Seller shall proceed to consummate the Closing on the Closing Date. If Purchaser timely gives Seller such Notice, Seller at its sole option and within seven (7) days following receipt of such Notice may elect to cure such objection for up to thirty (30) days. If Seller fails to cure the Title Defects or is unable to have the Title Defect insured over in a fashion reasonably acceptable to Purchaser prior to the expiration of such thirty (30) day period or if Seller fails to remove the Removable Liens at or prior to Closing Date, Purchaser may: (a) terminate this Agreement by delivery of Notice to Seller, whereupon the Deposit shall be returned immediately to Purchaser, and neither Seller nor Purchaser shall have any further duties or obligations under this Purchase Contract except as provided in Section 4.4 or (b) elect to take title as it then is, and credit against the Purchase Price the actual cost incurred or to be incurred by Purchaser to remove the Removable Liens. Should Seller be able to cure such Title Defect, or should Seller be able to cause title insurance over the same by the Closing Date or any postponed Closing Date, or should Purchaser waive such Title Defect within such period for cure, then the Closing shall take place on or before fifteen (15) days after such cure or waiver.
5.8 If during the period of cure Seller is unable or unwilling, in its sole discretion or opinion, to eliminate any such Title Defect or cause a title insurance company to insure over such matter or satisfy such unfulfilled condition, Seller shall give Purchaser written Notice thereof, and if Purchaser does not waive such objection by written Notice delivered to Seller and the title company issuing the Title Commitment on or before seven (7) calendar days following the date Seller gives such Notice, then this Purchase Contract shall automatically terminate, in which event the Deposit shall be returned to Purchaser and the parties hereto shall have no further obligations to each other.
5.9 Seller covenants that it will not voluntarily create or cause any lien or encumbrance (other than Commercial Leases and Property Contracts in the ordinary course of business pursuant to the terms hereof) to attach to the Property between the Effective Date and the Closing Date or voluntarily and knowingly take or permit any action adversely affecting the title to the Property as it exists on the Effective Date; any such monetary lien or encumbrance so attaching by voluntary act of Seller shall be discharged by the Seller at or prior to Closing on the Closing Date or any postponed Closing Date. Except as expressly provided above including, without limitation, with respect to Removable Liens, Seller shall not be required to undertake efforts to remove any other lien, encumbrance, security interest, exception, objection or other matter, to make any expenditure of money or institute litigation or any other judicial or administrative proceeding and Seller may elect not to discharge the same.
5.10 Anything to the contrary notwithstanding, Purchaser shall not have any right to terminate this Purchase Contract or object to any lien, encumbrance, exception or other matter that is a Permitted Exception, that has been waived or deemed to have been waived by Purchaser.
5.11 Seller, at Seller's sole cost and expense, promptly shall cause to be prepared a survey for each Property ("Survey") to be delivered to Purchaser and Seller within the Feasibility Period. The Survey (i) shall be prepared in accordance with and shall comply with the minimum requirements of the ALTA; (ii) shall be in a form, and shall be certified as of a date satisfactory to Title Insurer to enable Title Insurer to delete standard survey exceptions from the title insurance policy to be issued pursuant to the Title Commitments, except for any Permitted Exceptions; (iii) shall specifically show all improvements, recorded easements to the extent locatable, set back lines, and such other matters shown as exceptions by the Title Commitments; (iv) shall specifically show the right of way for all adjacent public streets; (v) shall specifically disclose whether (and, if so, what part of) any of the Property is in an area designated as requiring flood insurance under applicable federal laws regulating lenders;
     (vi) shall contain a perimeter legal description of the Property which may be used in the special warranty deed; (vii) shall be certified to Purchaser, Purchaser's lender, Seller and Title Insurer as being true and correct; (viii) shall certify that the legal description set forth therein describes the same, and comprises all of, the real estate comprising the Property to be purchased by Purchaser pursuant to the terms of this Purchase Contract; and (ix) shall contain a form of certification reasonably acceptable to Purchaser. In the event the perimeter legal description of the Property contained in the Survey differs from that contained in the deed or deeds by which Seller took title to the Property, the latter description shall be used in the special warranty deed delivered to Purchaser at Closing, and the Survey legal shall be used in a quitclaim deed to the Property which also shall be delivered to Purchaser at Closing.
                                   ARTICLE 6
                               SELLER'S COVENANTS

6.1 AFFIRMATIVE COVENANTS. Between the Effective Date and the Closing Date, Seller agrees to:
6.1.1 at its expense, manage, maintain and operate the Property in its current "as is" order and condition, reasonable wear and tear, condemnation and damage by fire or other casualty excepted, and deliver the Property on the Closing Date in substantially the condition it is in on the Effective Date, reasonable wear and tear, condemnation and damage by fire or other casualty excepted.
6.1.2 deliver to Purchaser, promptly after receipt by the Seller, copies of all notices of violation issued by any board, bureau, commission, department or body of any municipal, county, state or federal government unit, or any subdivision thereof, with respect to the Property received by Seller after the Effective Date.
6.1.3 maintain in force, fire and extended coverage insurance upon the Property in the current coverage amounts;
6.1.4 keep and perform all of the obligations to be performed by the landlord under the Commercial Leases pursuant and subject to the terms thereof and the rights of landlord thereunder.
6.2  NEGATIVE COVENANTS.
6.2.1 Following the expiration of the Feasibility Period and continuing until the Closing Date, Seller agrees that, without Purchaser's prior written consent, it will not enter into any new Commercial Leases or Property Contracts, cancel, modify, extend, or amend any of the Commercial Leases or Property Contracts, or accept a surrender thereof (and, in the case of any new lease or lease modification or extension, without disclosing the cost of all tenant improvements, tenant allowances, leasing commissions and other leasing costs). Seller may, on or after the Effective Date but prior to the expiration of the Feasibility Period, without Purchaser's prior written consent, enter into new leases for the Property provided that such lease is in a form substantially equivalent to Seller's standard lease form and contains terms customary for leases of property of a similar nature to the subject premises. Seller shall provide a copy to Purchaser of any new lease immediately following full execution thereof. All Commercial Leases, Property Contracts and contracts or amendments thereto executed with Purchaser's written approval, if required, pursuant to this subsection shall also be deemed "Commercial Leases" and "Property Contracts", respectively, for purposes of all provisions of this Purchase Contract.
6.2.2 Between the Effective Date and the Closing Date, the Seller will not remove any material Fixtures and Tangible Personal Property from the Property except in the ordinary course of business and provided such Fixtures and Tangible Personal Property is replaced with items of similar quality.

6.3 TENANT IMPROVEMENTS. Seller shall use reasonable efforts to complete, prior to the Closing Date, at its sole cost and expense, all tenant improvements set forth in the Commercial Leases that have been executed prior to the Effective Date (the "Tenant Improvements"). Such work shall be completed in a good and workmanlike fashion, substantially in accordance with Plans and Specifications (defined below) and in accordance with all applicable laws, rules and regulations of governmental authorities. "Plans and Specifications" shall mean (i) in the case of plans and specifications for Tenant Improvements in progress in or on the Property prior to the Effective Date, those plans and specifications or work orders made available to Purchaser prior to the date of this Purchase Contract, or (ii) in the case of plans and specifications for work on Tenant Improvements in or on the Property that commences on or after the Effective Date, those plans and specifications or work orders approved in writing by Purchaser, such approval not to be unreasonably withheld. If such work is not completed prior to the Closing Date, the provisions of Section 7.1.5 relative to "Leasing Costs" shall govern any adjustment to the Purchase Price with respect to such work.
                                   ARTICLE 7
                                    CLOSING

7.1  DATES, PLACES OF CLOSING, PRORATIONS, AND DELINQUENT RENT.
7.1.1 The Closing shall take place on the fifteenth (15th) calendar day following the termination of the Feasibility Period, provided that Purchaser has not terminated this Purchase Contract pursuant to Section 5.2 hereof, or on any earlier date the parties may agree to, in the offices of the Title Company, or such other place as the parties shall mutually agree upon at a time mutually agreed upon on the Closing Date. If requested by Seller, Purchaser shall agree to conduct closing through a pre-closing, an escrow or other arrangement reasonably requested by Seller, whereby the Seller and its attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.
7.1.2     [Reserved]
7.1.3. All normal and customarily proratable items, including, without limitation, Rents (as defined below), operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, Seller being charged and credited for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing
     Date) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All unapplied deposits under Tenant leases, if any, shall be transferred by Seller to Purchaser at the Closing. If any security deposit is in the form of a letter of credit, then Seller shall use its best efforts to cause a replacement letter of credit to be issued and delivered to Purchaser on the Closing Date upon the same terms and conditions as the original letter of credit. Purchaser shall assume at Closing the obligation to pay any payments due parties to other agreements affecting the Property which survive Closing to the extent such payments are currently being paid by Seller and are reflected as operating expenses on the operating statements for the Property. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year. The proration shall be final and unadjustable except as provided in the following paragraph. For purposes of this Section 7.1.3. and Section 7.1.4. and 7.1.5. the terms "Rent" and "Rents" shall include, without limitation, base rents, additional rents, percentage rents and common area maintenance charges. The provisions of this Section 7.1.3. shall apply during the Proration Period (as defined below).
7.1.4. If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected within ten (10) calendar days after the date of such availability or discovery and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one (1) year after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given Notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give Notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.
7.1.5. If on the Closing Date any Tenant is more than thirty (30) days past due and delinquent in any Rent payment under any Tenant lease (the "Delinquent Rent"), any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (i) first, to the period of time after the Closing Date and
     (ii) second, to the period of time before the Closing Date. Purchaser agrees to cause the amount of any rental arrearage to be included in the first bills submitted by Purchaser after the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. After the Closing, Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant provided, that Seller shall not commence any legal actions or proceedings against any Tenant which continues as a Tenant at the Property until the expiration of the Proration Period, and the delivery of the Assignment as defined in Section 7.2.1.3 shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller at no cost or liability to Purchaser in connection with all efforts by Seller to collect such Delinquent Rent and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, upon request, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Delinquent Rent by Seller and Purchaser shall continue to bill the tenants as a "balance forward" line item as part of any regular billing process (but in any event no less frequently than monthly); provided, however, that Purchaser's obligation to cooperate with Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant lease with an existing Tenant or evict any existing Tenant from the Property, but if Purchaser shall institute any legal proceedings or assert any claim against any Tenant, Purchaser shall include and prosecute a demand for any Delinquent Rent. To the extent such Delinquent Rent shall not be collected and paid over to Seller prior to the end of the Proration Period, then at the request of Seller Purchaser shall assign to Seller, without recourse to Purchaser, all rights with respect to such Delinquent Rent and the receivable attributable to the same. The provisions of this
     Section 7.1.5. shall apply during the Proration Period. Seller shall pay the cost of all tenant improvement work, tenant allowances, unpaid leasing commission (including all other commissions) and other leasing costs (collectively, the "Leasing Costs") required to be paid by Seller in connection with the Commercial Leases fully-executed before the Effective Date (other than an obligation set forth in a Commercial Lease that is applicable only in the event that the tenant exercises any option to extend or renew the Commercial Lease or expand its demised premises), Purchaser hereby agreeing to assume the cost of all Leasing Costs attributable to or arising under any Commercial Lease that is fully-executed after the Effective Date and approved by Purchaser in its sole and absolute discretion. If any of the Leasing Costs required to be paid by Seller hereunder have not been paid prior to the Closing Date, then Purchaser and Seller shall mutually agree to an adjustment, if any, to the Purchase Price in accordance with the procedures hereinafter set forth in this Section
     7.1.5.  If, after the Closing Date, the actual cost of the Leasing Costs
     (a) exceeds the adjustment, if any, to the Purchase Price agreed to by Purchaser and Seller, then such excess shall be the sole responsibility of Purchaser and Seller shall have no liability or obligation with respect to such excess or (b) is less than the adjustment, if any, to the Purchase Price agreed to by Purchaser and Seller, then Purchaser may retain such difference. The adjustments to the Purchase Price required by this Section
     7.1.5. and all other costs required to be paid by Purchaser pursuant to this Purchase Contract on the Closing Date shall be mutually determined and approved by Seller and Purchaser at least 48 hours prior to settlement and Purchaser shall not have an obligation to fund the Purchase Price as modified by such adjustments and such additional costs sooner than two (2) Business Days after such amounts have been determined. Fuel, water and sewer service charges, and charges for gas, electricity, telephone and all other public utilities shall be adjusted as of midnight of the day immediately preceding the Closing Date. If there are meters on the Property measuring the consumption of water, gas or electric current, Seller shall, not more than one (1) Business Day prior to the Closing Date, cause such meters (for utilities for which Seller, and not tenants, is responsible) to be read and shall pay promptly all utility bills for which Seller is liable upon receipt of statements therefor. Purchaser shall be liable for and shall pay all utility bills for services rendered after such meter readings.
7.2  ITEMS TO BE DELIVERED PRIOR TO OR AT CLOSING.
7.2.1 SELLER. At Closing (unless specifically required to be delivered prior to Closing as set forth below and further subject to Section 7.2.1.13 below), Seller shall deliver to Purchaser, each of the following items, as applicable:
7.2.1.1Special warranty or equivalent deed in the form attached as Exhibit
       7.2.1.1 to Purchaser, together with a Real Estate Transfer Tax Valuation Affidavit in the customary form utilized by the Title Insurer. The acceptance of the deed and the other closing documents referenced herein at Closing, shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Purchase Contract, except for those that this Purchase Contract provide(s) shall survive Closing and except for those agreements and obligations contained in such deed and other closing documents.
7.2.1.2A Bill of Sale without recourse or warranty (except as to title) in the form attached as Exhibit 7.2.1.2 covering the Fixtures and Tangible Personal Property required to be transferred to Purchaser with respect to such Property. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.
7.2.1.3An Assignment in the form attached as Exhibit 7.2.1.3 of all of Seller's right, title and interest in and to the Property Contracts, Commercial Leases, Permits (other than Excluded Permits) and, to the extent assignable and in full force and effect, the Miscellaneous Property Assets, subject to any required consents. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.
7.2.1.4A closing statement executed by Seller.
7.2.1.5A vendor's affidavit or at Seller's option an indemnity, as applicable, in the customary form reasonably acceptable to Seller to enable Title Insurer to delete the standard exceptions, (other than matters constituting any Permitted Exceptions to the title insurance policy set forth in this Purchase Contract and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitments; provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Purchase Contract; and
7.2.1.6A certification of Seller's non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.
7.2.1.7A letter (in a form that meets with Purchaser's reasonable satisfaction), duly executed by Seller, advising the tenants under the Commercial Leases of the change in ownership of the Property.
7.2.1.8All keys to the Property which are in Seller's possession.
7.2.1.9The most current rent roll and a schedule updating the Lease Schedule
       (as hereinafter defined), Purchaser hereby agreeing that any representations or warranties contained within such rent roll or updated Lease Schedule shall not survive the Closing but shall be merged into the tenant estoppels delivered by the Tenants in accordance with the provisions set forth in Section 8.1.1.8 to the extent each matter or fact is addressed by such tenant estoppel certificates.
7.2.1.10 The original executed copy of any tenant estoppel certificates obtained by Seller pursuant to the provisions of Section 9.1.5, and any subordination, nondisturbance and attornment agreements (the "Lease Subordination Agreements") received from Tenants under the Commercial Leases), Seller hereby agreeing only to submit to each Tenant a form of Lease Subordination Agreement and tenant estoppel prepared by Purchaser (the "Purchaser Form of Tenant Estoppel"), Purchaser acknowledging, moreover, that Seller shall have no obligation to provide any executed Lease Subordination Agreements or Purchaser Form of Tenant Estoppels to Purchaser at Closing and, furthermore, that receipt of a Lease Subordination Agreement or an Purchaser Form of Tenant Estoppel from any of the Tenants shall not be a condition to Purchaser's obligations hereunder.
7.2.1.11 Notices of termination (effective as of the Closing Date) to service providers whose Property Contracts will not be assumed by Purchaser at the Closing, the identification of such providers being provided by Purchaser to Seller prior to Closing.
7.2.1.12 Certified resolutions of the Seller authorizing the consummation of the transactions contemplated hereunder.
7.2.1.13 Originals of the Commercial Leases and Property Contracts, to the extent in the possession of Seller, Purchaser and Seller hereby agreeing that delivery of any other documents or materials relating to the Property which are required to be delivered or made available to Purchaser hereunder shall be deemed delivered by Seller to Purchaser if Seller leaves such documents at the Property in their customary place of storage or in the custody of Purchaser's representatives.
7.2.2 PURCHASER. At Closing, Purchaser shall deliver to Seller the following items with respect to each Property being conveyed or transferred by merger at such Closing:
7.2.2.1The full Purchase Price as required by ARTICLE 3 hereof plus or minus the adjustments or prorations required by this Purchase Contract. If at Closing there are any liens or encumbrances on the Property that Seller is obligated or elects to pay and discharge, Seller may use any portion of the Purchase Price for the Property(s) to satisfy the same, provided that Seller shall have delivered to Purchaser, or to Purchaser's designee, on such Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record (or, as to any mortgages or deeds of trust, appropriate payoff letters, acceptable to the Title Insurer), together with the cost of recording or filing such instruments. Purchaser, if request is made within a reasonable time prior to Closing, agrees to provide at Closing separate certified or cashier's checks as requested, aggregating not more than the amount of the balance of the portion of Purchase Price, to facilitate the satisfaction of any such liens or encumbrances. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.
7.2.2.2A closing statement executed by Purchaser.
7.2.2.3A countersigned counterpart of the Bill of Sale in the form attached as
       Exhibit 7.2.1.2.
7.2.2.4A countersigned counterpart of the Assignment in the form attached as
       Exhibit 7.2.1.3.
7.2.2.5Such other instruments, documents or certificates as are required to be delivered by Purchaser to Seller in accordance with any of the other provisions of this Purchase Contract.
7.3 CLOSING COSTS. Except as otherwise provided in this Purchase Contract each party shall pay its own costs to close the purchase and sale of the Property and one-half the expenses of the Escrow Agent. Each party shall pay the fees and costs of its own attorneys and agents. Purchaser shall pay all recording costs and Seller shall pay the State excise and transfer taxes payable by sellers of real property in the State of Michigan.
                                   ARTICLE 8
       REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PURCHASER

8.1  REPRESENTATIONS AND WARRANTIES OF SELLER.
8.1.1 For the purpose of inducing Purchaser to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Seller represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date:
8.1.1.1Seller is lawfully and duly organized, validly existing and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Purchase Contract; is qualified to do business in, and is in good standing under the laws of, the State of Michigan;
       and has the power and authority to execute this Purchase Contract, to sell and convey the Property and to execute the documents to be executed by Seller and prior to Closing will have taken, as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the consummation of the transactions contemplated by this Purchase Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any Purchase Contract to which Seller is a party or by which Seller or any Subsidiary Owner is otherwise bound. Seller has not made any other Purchase Contract for the sale of, or given any other person the right to purchase, all or any part of any of the Property applicable to the foregoing representation;
8.1.1.2Seller owns insurable, fee title to the Property, including all real property contained therein required to be sold to Purchaser, subject only to the Permitted Exceptions, Purchaser hereby agreeing that the foregoing representation and warranty shall not survive the Closing but shall merge into the Special Warranty Deed;
8.1.1.3There are no adverse or other parties in possession of the Property, except for occupants, guests and tenants under the Commercial Leases or otherwise as set forth in Exhibit 8.1.1.3, Purchaser hereby agreeing that the foregoing representation and warranty shall not survive the Closing but shall merge into the Special Warranty Deed and the "Seller's Affidavit" executed by the Seller and delivered to the Title Company;
8.1.1.4The joinder of no person or entity other than Seller is necessary to convey the Property, fully and completely to Purchaser at Closing, or to fulfill Seller's obligations and Seller has all necessary right and authority to convey and assign to Purchaser all contract rights and warranties required to be conveyed and assigned to Purchaser hereunder;
8.1.1.5Purchaser has no duty to collect withholding taxes for Seller pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended; 8.1.1.6To Seller's knowledge, there are no actions, proceedings, litigation or governmental investigations pending or contemplated or condemnation actions either pending or threatened against the Property, as applicable, other than the matter described on Exhibit 8.1.1.6 attached hereto (the "Pending Litigation"), and Seller has not received any notice that any such investigation, action, suit, proceeding or claim is threatened. Seller hereby agrees to indemnify, defend and hold harmless Purchaser from and against any and all cost, loss, harm, damage or expense, including, without limitation attorney's fees and expenses, which may arise with respect to the Pending Litigation. Seller is not operating under or subject to, and Seller is not in default with respect to, any order, writ, injunction or decree related to the Property or any part thereof;
8.1.1.7Seller has no knowledge of any claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing any of the Property, as applicable, caused by Seller and which remain unpaid beyond the date for which payment was due and in respect of which liens may or could be filed against any of the Property, as applicable, Purchaser hereby agreeing that the foregoing representation and warranty shall not survive the Closing but shall merge into the Special Warranty Deed and the "Seller's Affidavit" executed by the Seller and delivered to the Title Company;
8.1.1.8The rent roll (the "Rent Roll") attached hereto as Exhibit 8.1.1.8 is true, correct and complete in all material respects as of the date of this Purchase Contract. The Rent Roll contains a complete and accurate schedule (the "Lease Schedule") of all Commercial Leases now in effect relating to any portion of the Property, including the name of each tenant, the term of each tenant's Commercial Lease, the amount of any security deposit, whether in the form of cash or a letter of credit, paid or deposited by the tenant under each Commercial Lease, the amount of any past due but uncollected rent owed by each tenant, the amount of any unpaid leasing commissions and any uncompleted tenant improvements with respect to each Commercial Lease. Except as may be otherwise disclosed on the Rent Roll or the Lease Schedule:
8.1.1.8.1 None of the tenants is in default in the payment of rent for more than thirty (30) days under its Commercial Lease;
8.1.1.8.2 Except as set forth on Exhibit 8.1.1.8.2, to the knowledge of Seller, Seller has not received from any tenant under a Commercial Lease a notice of default by Seller in performing any of its obligations as landlord under such Commercial Lease and there are no pending claims for offsets against rent;
8.1.1.8.3 Seller has the sole right to collect rent under each Commercial Lease and such right has not been assigned, pledged, hypothecated or otherwise encumbered, except for an assignment as security for the payment of any indebtedness to any existing mortgage holder of the Property that Seller shall discharge and release at or prior to settlement hereunder;
All of the representations and warranties of Seller set forth in this Section
8.1 pertaining to the Commercial Leases shall continue until the Closing Date whereupon any of the representations and warranties pertaining to Commercial Leases which are the subject of the tenant estoppel, if any, provided by Seller pursuant to Section 9.1.6 shall automatically merge into such Seller's tenant estoppel and Purchaser hereby agrees that the representations and warranties set forth in this Section 8.1 pertaining to Commercial Leases for which tenant estoppels are received from tenants pursuant to Section 9.1.6 shall not survive the Closing and Purchaser shall rely solely upon such tenant estoppels from the Tenants, all to the extent such tenant estoppel certificates, whether delivered by a tenant or the Seller, address the matter or items included in this Section 8.1.1.8.
8.1.1.9Attached hereto as Exhibit 8.1.1.9 is a complete and accurate schedule
       (the "Contract Schedule") of all Property Contracts now in effect, relating to the Property, except for management and leasing agreements which Seller shall terminate on the Closing Date without penalty or liability to Purchaser ("Terminating Management and Leasing Contracts").
8.1.1.10 Except for the matter set forth on Exhibit 8.1.1.10 attached hereto, to the knowledge of Seller, Seller has not received any written notice of any violations of law, statutes, rules, governmental ordinances, orders or requirements noted or issued by any governmental authority having jurisdiction over or affecting the Property, nor does Seller have any knowledge of any such violation.
8.1.1.11 To the knowledge of Seller, Seller has not received from any governmental body having authority any written order, citation or notice with regard to air emissions, water discharges, noise emissions or Hazardous Substances (as hereinafter defined). For purposes of this
       Section 8.1.1.11, "Hazardous Substances" shall mean "toxic substances," "toxic materials," "hazardous waste," "hazardous substances," "pollutants," or "contaminants" [as those terms are defined in the Resource, Conservation and Recovery Act of 1976, as amended (42 U.S.C. S 6901 et. seq.), the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. S 9601 et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. S 1801 et. seq.), the Toxic Substances Control Act of 1976, as amended (15 U.S.C. S 2601 et. seq.), the Clean Air Act, as amended (42 U.S.C. S 1251 et.
       seq.) and any other federal, state or local law, statute, ordinance, rule, regulation or code relating to health, safety or the environment]; asbestos or asbestos-containing materials; lead or lead-containing materials; oils; petroleum-derived compounds; pesticides; or polychlorinated biphenyls.
8.1.2 Except for the representations and warranties expressly set forth above in Subsection 8.1.1, the Property is expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is relying upon, no information provided by Seller and no statements, representations or warranties, express or implied, made by or enforceable directly against Seller, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, the state, federal, county or local law, ordinance, order, permit or suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the deeds or other conveyance instruments conveying the Property and the warranties or representations set forth in this Purchase Contract). Purchaser represents and warrants that as of the Closing Date, it shall have reviewed and conducted such independent analyses, studies, reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provides or has provided any documents, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties and any reliance by Purchaser upon any such documents, opinions or work product shall not create or give rise to any liability of or against Seller, any Subsidiary Owner, Seller's partners or affiliates or any of their respective partners, officers, directors, participants, employees, contractors, attorneys, consultants, representatives, agents, successors, assigns or predecessors-in-interest. Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to the Property. Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to current and future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Commercial Leases or, without limiting any of the foregoing, occupancy at Closing. Purchaser hereby releases Seller from any and all claims and liabilities relating to the foregoing matters, except as provided in Section 8.1.3 below.
8.1.3 Unless otherwise set forth in Section 8.1, Seller and Purchaser agree that those representations contained in Section 8.1 shall survive Closing for a period of One (1) year after the Closing Date (that is, any proceeding based on the breach of a representation contained in Section 8.1 that survives Closing must be commenced within One (1) year subsequent to the Closing Date). In the event that Seller breaches any representation contained in Section 8.1 and Purchaser had knowledge of such breach prior to Closing, Purchaser shall be deemed to have waived any right of recovery and Seller shall not have any liability in connection therewith.
8.1.4     Any statement contained in the representations and warranties in this
     Section 8.1 and made to the knowledge of Seller shall mean ONLY the actual knowledge of Seller based upon the information communicated to Seller by Mary C. McLean, a representative of the management company managing the Property as of the date of this Purchase Contract, in a certification addressed to Seller and dated as of the Effective Date, a copy of which has been furnished to Purchaser on or prior to the Effective Date; and otherwise any reference to the "knowledge" of Seller shall not be deemed to imply any duty of investigation or inquiry by Seller, and shall not be construed to include the knowledge of any member, partner, officer, director, agent, employee or representative of the Seller or any affiliate of the Seller, imputed to Seller or constructively attributed to Seller.
8.2  REPRESENTATIONS AND WARRANTIES OF PURCHASER
8.2.1 For the purpose of inducing Seller to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:
8.2.2 With respect to Purchaser and its business, Purchaser represents and warrants, in particular, that:
8.2.2.1Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of State of Michigan. 8.2.2.2Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Purchase Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder.
8.2.2.3No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller.
8.2.2.4Purchaser is duly authorized to execute and deliver, acting through its duly empowered and authorized officers and members, respectively, and perform this Purchase Contract and all documents and instruments and transactions contemplated hereby or incidental hereto, and such execution, delivery and performance by Purchaser does not (i) violate any of the provisions of their respective certificates of incorporation or bylaws, (ii) violate any provision of any law, governmental rule or regulation currently in effect, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect that names or is specifically directed at Purchaser or its property, and (iv) require the consent, approval, order or authorization of, or any filing with or notice to, any court or other governmental authority.
8.2.3 The joinder of no person or entity other than Purchaser is necessary to consummate the transactions to be performed by Purchaser and Purchaser has all necessary right and authority to perform such acts as are required and contemplated by this Purchase Contract.
                                   ARTICLE 9
                        CONDITIONS PRECEDENT TO CLOSING

9.1 Purchaser's obligation to close under this Purchase Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:
9.1.1 All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered and shall be in form and substance reasonably satisfactory to Purchaser.
9.1.2 Each of the representations and warranties of Seller contained herein shall be true in all material respects as of the Closing Date.
9.1.3 Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder. Prior to the Closing, Purchaser shall have the right to enter and inspect the Property and take such other action reasonably necessary to confirm that (a) the Property is in the condition required pursuant to Section 6.1.1, (b) Seller has complied with, fulfulled and performed all of its covenants, undertakings and agreements contained in this Purchase Contract, and (c) all conditions precedent to Closing contained in this Article 9 have been satisfied.
9.1.4 On the Closing Date, the Title Insurance Company shall be unconditionally obligated and prepared, subject to the payment of the applicable title insurance premium and other related charges, to issue to Purchaser a full coverage owner's title insurance policy (1970 ALTA Form B or 1992 ALTA Form B), with all standard exceptions deleted, for the Property in compliance with the Title Commitment (in the form as required by Purchaser prior to the expiration of the Feasibility Period, such required form being confirmed in writing by Purchaser to Seller, with a copy of the required Title Commitment and endorsements attached), including endorsements as Purchaser has required prior to the expiration of the Feasibility Period as aforesaid, together with such reinsurance and direct access agreements as may be reasonably required by Purchaser.
9.1.5 The Purchaser shall have received, at least three (3) days prior to Closing, a fully executed estoppel certificate containing, at a minimum, the information set forth in the form estoppel certificate attached hereto as Exhibit 9.1.5, from (a) each of the Major Tenants and (b) tenants (including the Major Tenants) occupying at least seventy five percent (75%) of the leased area of the Property. In the event Seller is unable to obtain estoppel certificates from the tenants required as aforesaid, Purchaser shall accept an estoppel certificate from Seller as landlord under the Commercial Leases as to the items contained in Exhibit 9.1.5 which are not addressed by estoppels from the required tenants.
9.1.6 There shall be no material change in the zoning classification or the zoning ordinances or regulations affecting the Property from that existing as of the expiration of the Feasibility Period.
9.1.7 On the Closing Date, no action or proceeding shall have been instituted or been threatened before any court or governmental authority which would have a material adverse effect on the Property or the use or occupancy thereof.
9.1.8 A certificate duly executed by Seller certifying that all of the representations and warranties set forth in Section 8.1.1 are true and correct in all material respects on the Closing Date as if made at and as of Closing Date or the extent to which any of such representations or warranties are no longer true and correct.
9.1.9 As of the Closing Date, neither Seller nor any of the Major Tenants shall have commenced (within the meaning of any Bankruptcy Law) a voluntary case, nor shall there have been commenced against Seller or any of the Major Tenants an involuntary case, nor shall Seller or any of the Major Tenants have consented to the appointment of a Custodian of it or for all or any substantial part of its property, nor shall a court of competent jurisdiction have entered an order or decree under any Bankruptcy Law that is for relief against Seller or any of the Major Tenants in an involuntary case or appoints a Custodian of Seller or any of the Major Tenants for all or any substantial part of its property. The term "Bankruptcy Law" means Title 11, U.S. Code, or any similar state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law
9.1.10 The City of Southfield shall have granted final acceptance of the fire alarm system described more fully in Exhibit 8.1.1.8.
9.1.11 Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth above.
9.2 Without limiting any of the rights of Seller elsewhere provided for in this Purchase Contract, Seller's obligation to close with respect to conveyance of the Property under this Purchase Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:
9.2.1 Each of the representations and warranties of Purchaser contained herein shall be true in all material respects as of the Closing Date;
9.2.2 Purchaser shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Purchaser hereunder, including, without limitation, payment in full of the Purchase Price.
9.2.3 There shall not be pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Purchase Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser.
                                   ARTICLE 10
                                   BROKERAGE

10.1 Seller represents and warrants to Purchaser that it has dealt only with Insignia/ESG, Inc. ("Broker") in connection with this Purchase Contract. Seller and Purchaser each represents and warrants to the other that other than Insignia/ESG, Inc., it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Purchase Contract, and each party agrees to indemnify the other party from and against all claims for brokerage commissions and finder's fees arising from or attributable to the acts of omissions of the indemnifying party, except that Purchaser shall not indemnify Seller for any liability arising pursuant to the commission due to Broker.
10.2 Seller agrees to pay Broker a commission according to the terms of a separate agreement. Broker shall not be deemed a party or third party beneficiary of this Purchase Contract.
10.3 Broker assumes no responsibility for the condition of the Property or representation for the performance of this Purchase Contract by the Seller or Purchaser.
                                   ARTICLE 11
                                   POSSESSION

11.1 Possession of the Property subject to the Permitted Exceptions shall be delivered to Purchaser at the Closing.
                                   ARTICLE 12
                             DEFAULTS AND REMEDIES

12.1 In the Event Purchaser terminates this Purchase Contract following the Feasibility Period for any reason other than Seller's failure to satisfy its obligations under this Purchase Contract, or defaults hereunder prior to the Closing Date and consummation of the Closing does not occur by reason of such termination or default by Purchaser, Seller and Purchaser agree that it would be impractical and extremely difficult to estimate the damages which Seller may suffer. Therefore, Seller and Purchaser hereby agree that, except for the Purchaser's obligations to Seller under Section 4.4, the reasonable estimate of the total net detriment that Seller would suffer in the event that Purchaser terminates this Purchase Contract or defaults hereunder prior to the Closing Date is and shall be, as Seller's sole remedy (whether at law or in equity), the right to receive from the Escrow Agent and retain the full amount of the Deposit. The payment and performance of the above as liquidated damages is not intended as a forfeiture or penalty within the meaning of applicable law and is intended to settle all issues and questions about the amount of damages suffered by Seller in the applicable event, except only for damages under Section 4.4 above, irrespective of the time when the inquiry about such damages may take place. Upon any such failure by Purchaser hereunder, this Purchase Contract shall be terminated, and neither party shall have any further rights or obligations hereunder, each to the other, except for the Purchaser's obligations to Seller under Section 4.4 above, and the right of Seller to collect such liquidated damages to the extent not theretofore paid by Purchaser.
12.2 Provided that Purchaser has not terminated this Purchase Contract and is not otherwise in default hereunder, if the Closing does not occur as a result of Seller's default hereunder, Purchaser's sole remedy shall be to elect to terminate this Purchase Contract and receive reimbursement of the Deposit (or so much thereof as has been received by Escrow Agent) or to seek specific performance of this Purchase Contract.
                                   ARTICLE 13
                            RISK OF LOSS OR CASUALTY

13.1 The risk of loss or damage to the Property by fire or other casualty until the deed of conveyance is recorded is assumed by the Seller, provided that the Seller's responsibility shall be only to the extent of any recovery from insurance now carried on the Property. In the event of the damage or destruction of all or any part of the Property, the aggregate cost to repair, replace and/or restore of which shall be $100,000 or more (as estimated by Seller's insurance carrier), prior to Closing, Purchaser may, at its option, exercisable by written notice to Seller, either (i) terminate this Agreement, or (ii) continue under this Agreement, whereupon Seller will assign to Purchaser its interest in and to any insurance policies and proceeds thereof payable as a result of such damage or destruction. In the event of the damage or destruction of any part of the Property prior to Closing, the aggregate cost to repair, replace and/or restore of which shall be less than $100,000 (as estimated by Seller's insurance carrier), Purchaser shall have no right to terminate this Agreement on account thereof, but Seller shall assign to Purchaser all of its interest in and to any insurance policies and proceeds thereof payable as a result of such damage or destruction. Seller shall not, in any event, be obligated to effect any repair, replacement, and/or restoration, but may do so at its option in which case Seller may apply the insurance proceeds to the costs of restoration.
                                   ARTICLE 14
                                  RATIFICATION

14.1 This Purchase Contract shall be null and void unless fully ratified by Purchaser and Seller on or before May 26, 1999.
                                   ARTICLE 15
                                 EMINENT DOMAIN

15.1 In the event that at the time of Closing all or any part of the Property is (or has previously been) acquired, or is about to be acquired, by authority of any governmental agency in purchase in lieu thereof or access to any Property would be denied or limited because of the condemnation of property adjacent to such Property (or in the event that at such time there is any notice of any such acquisition by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Purchase Contract by giving written Notice within Fifteen (15) days of the occurrence of such event and recover the Deposit hereunder, or to settle in accordance with the terms of this Purchase Contract for the full Purchase Price and receive the full benefit or any condemnation award.
                                   ARTICLE 16
                                 MISCELLANEOUS

16.1 EXHIBITS AND SCHEDULES
     All Exhibits and Schedules annexed hereto are a part of this Purchase Contract for all purposes.
16.2 ASSIGNABILITY
     This Purchase Contract is not assignable without first obtaining the prior written approval of the non-assigning party; provided, however, that Purchaser shall have the right to assign this Purchase Contract prior to Closing to a partnership or limited liability company of which Purchaser and its principals and other entities affiliated with its principals shall be the members or partners. As of the date of such assignment, the assignor shall assume all of the obligations of Purchaser under this Purchase Contract and the original Purchaser shall be released from all of its obligations and shall have no further liability under this Purchase Contract.
16.3 BINDING EFFECT
     This Purchase Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.
16.4 CAPTIONS
     The captions, headings, and arrangements used in this Purchase Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.
16.5 NUMBER AND GENDER OF WORDS
     Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.
16.6 NOTICES
     All Notices, demands, requests and other communications required pursuant to the provisions of this Purchase Contract ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes
     (i) if sent by Federal Express or the nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery, or (iii) if sent by certified mail, return receipt requested postage prepaid, on the fifth (5th) business day following the date of mailing, or (iv) if sent by facsimile, on the date such facsimile is received provided that a copy is sent by nationally recognized overnight courier on the day following the date of receipt, addressed as follows:
                If to Seller:                   If to Purchaser:

                Consolidated Capital Equity     Southfield Office Properties,
                Partners/Two L.P.               LLC
                c/o AIMCO                       c/o Pomeroy Investment
                1873 South Bellaire Street      Corporation
                Suite 1700                      74 E. Long Lake Road
                Denver, Colorado 80222          Bloomfield Hills, Michigan
                                                48304
                                                Attn:  Gerald Reinhart

                with a copy to:                 with a copy to:

                Argent Real Estate              Richard A. Zussman
                Attention:  David Marquette     Jaffe, Raitt, Heuer & Weiss,
                1401 Brickell Avenue, Suite 520 P.C.
                Miami, Florida 33131            One Woodward Avenue
                FAX (305) 371-6898              Suite 2400
                                                Detroit, Michigan 98226
                                                FAX (313) 961-8358

                and with copies to:

                Richard A. Cohn, Esq.
                Bryan Cave LLP
                700 Thirteenth Street, N.W.
                Washington, D.C. 20005-3960
                FAX (202) 508-6200

                Troy W. Gordon, Esq.
                Bryan Cave LLP
                211 North Broadway
                Suite 3600
                St. Louis, Missouri 63102
                FAX (314) 259-2020

                Greg Miner
                Insignia/ESG, Inc.
                311 South Wacker Drive
                Chicago, Illinois 60606
                FAX (312) 935-1880


     Any of the parties may designate a change of address by Notice in writing to the other parties. Whenever in this Purchase Contract the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.
16.7 GOVERNING LAW AND VENUE
     The laws of the State of Michigan shall govern the validity, construction, enforcement, and interpretation of this Purchase Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Purchase Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in the United States District Court for the district in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.
16.8 ENTIRETY AND AMENDMENTS
     This Purchase Contract embodies the entire Purchase Contract between the parties and supersedes all prior Purchase Contracts and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.
16.9 SEVERABILITY
     If any of the provisions of this Purchase Contract is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. The Purchase Contract shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Purchase Contract; and the remaining provisions of this Purchase Contract shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Purchase Contract. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Purchase Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.
16.10     MULTIPLE COUNTERPARTS
     This Purchase Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Purchase Contract. In making proof of this Purchase Contract, it shall not be necessary to produce or account for more than one such counterparts.
16.11     FURTHER ACTS
     In addition to the acts and deeds recited herein and contemplated and performed, executed and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated hereby.
16.12     CONSTRUCTION
     No provision of this Purchase Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Purchase Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.
16.13     CONFIDENTIALITY
     Purchaser shall not disclose the terms and conditions contained in this Purchase Contract or any of the information delivered or made available by Seller to Purchaser in accordance with this Purchase Contract or obtained by Purchaser in the course of its investigations, shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Purchase Contract or such information delivered, made available or obtained as aforesaid (i) as required by law, (ii) to consummate the terms of this Purchase Contract, or any financing relating thereto, or (iii) to Purchaser's or Seller's lenders, attorneys, accountants, engineers, consultants, partners, members or affiliates. Any information provided by Seller to Purchaser under the terms of this Purchase Contract is for informational purposes only. In providing such information to Purchaser, Seller makes no representation or warranty, express, written, oral, statutory, or implied, unless expressly set forth herein, and all other representations and warranties are hereby expressly excluded. Purchaser shall not in any way be entitled to rely upon the accuracy of such information. Such information is also confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion.
16.14     TIME OF THE ESSENCE
     It is expressly agreed by the parties hereto that time is of the essence with respect to this Purchase Contract.
16.15     CUMULATIVE REMEDIES AND WAIVER
     Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Purchase Contract or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Purchase Contract shall be established by conduct, custom, or course of dealing.
16.16     LITIGATION EXPENSES
     In the event either party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation.
16.17     TIME PERIODS
     Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.
16.18     EXCHANGE
At Seller's sole cost and expense, Seller may structure the sale of the Property to Purchaser as a Like Kind Exchange under Internal Revenue Code Section 1031 whereby Seller will acquire certain property (the "Like Kind Exchange Property") in conjunction with the sale of the Property (the "Like Kind Exchange"). Purchaser shall cooperate fully and promptly with Seller's conduct of the Like Kind Exchange, provided that all costs and expenses generated in connection with the Like Kind Exchange shall be borne solely by Seller, and Purchaser shall not be required to take title to or contract for the purchase of any other property. If Seller uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Purchaser. In no event shall the Closing Date be delayed by the Like Kind Exchange. Seller shall indemnify and hold harmless Purchaser from and against any and all liability arising from and out of the Like Kind Exchange.
16.19     SURVIVAL
In addition to the terms and agreements set forth herein which this Purchase Contract specifically provides shall survive Closing, Purchaser and Seller hereby agree that Article 1, the second grammatical sentence of Section 2.1, the indemnity contained in Section 8.1.6 relating to the Pending Litigation (which indemnity shall not be subject to the survival period set forth in Section 8.1.3), Article 10 and Sections 16.6, 16.7, 16.11, 16.15, 16.16 and this 16.19 shall survive the Closing.
NOW WHEREFORE, the parties hereto have executed this Purchase Contract as of the date first set forth above.

Seller:   CONSOLIDATED CAPITAL EQUITY PARTNERS/TWO L.P.

          By:  CONCAP HOLDINGS, INC.

By:_____________________                                  ________ [SEAL]
Name:_________________________
Title:__________________________


Effective Date:         Purchaser: SOUTHFIELD OFFICE PROPERTIES, LLC
May _____, 1999                     By:   POMEROY INVESTMENT CORPORATION

                                  By:_____________________________ [SEAL]
 Name:_________________________
 Title:__________________________
                                   EXHIBIT A

                               LEGAL DESCRIPTION


Central Park Plaza; 26211 Central Park Boulevard

Land in the City of Southfield, Oakland County, Michigan, described as follows:

Part of the Northeast / of Section 22, Town 1 North, Range 10 East, City of Southfield, Oakland County, Michigan, described as follows: at a point located distant South 87 degrees 00 minutes 00 seconds West 816.95 feet and North 03 degrees 00 minutes 00 seconds West 675.48 feet and South 87 degrees 00 minutes 00 seconds West 50.00 feet from the East / corner of Section 22 and proceeding thence South 87 degrees 00 minutes 00 seconds West 550.37 feet; thence North 00 degrees 50 minutes 26 seconds East 212.73 feet; thence North 01 degrees 16 minutes 52 seconds East 172.22 feet; thence North 87 degrees 00 minutes 00 seconds East 523.27 feet; thence South 03 degrees 00 minutes 00 seconds East
384.00 feet to the point of beginning. Together with the right of use in common with others the easements for storm sewers, sanitary sewer, water main and roadway as set forth in easement recorded in Liber 5139, page 722, Oakland County Records.


Central Park Place; 26011 Evergreen, 20100 Civic Center Drive and 2611 Evergreen Road

Land in the City of Southfield, Oakland County, Michigan, described as follows:

PARCEL 1:
Land in the City of Southfield, Oakland County, Michigan, described as follows:
A parcel of land in the Northeast / of Section 22, Town 1 North, Range 10 East, beginning at the East / corner of Section 22; proceeding thence South 87 degrees 0 minutes 0 seconds West 269.21 feet; thence North 03 degrees 0 minutes 0 seconds West 168.39 feet; thence South 87 degrees 0 minutes 0 seconds West
112.01 feet; thence North 03 degrees 0 minutes 0 seconds West 380.00 feet; thence South 63 degrees 39 minutes 34 seconds East 420.00 feet; thence East
33.00 feet; thence South 341.33 feet to the point of beginning. TOGETHER with the right to use the easements for storm sewers, sanitary sewers and water mains as set forth in that certain easement agreement dated December 18, 1967, and recorded January 2, 1968, in Liber 5139, page 722, Oakland County Records.

PARCEL 2

Land in the City of Southfield, Oakland County, Michigan, described as: A parcel of land in the Northeast / of Section 22, Town 1 North, Range 10 East, beginning at a point located distant South 87 degrees 00 minutes 00 seconds West
269.21 feet along the East and West / line from the East / corner of Section 22 and proceeding thence along said East and West / line South 87 degrees 00 minutes 00 seconds West 497.74 feet; thence North 03 degrees 00 minutes 00 seconds West 218.00 feet; thence North 87 degrees 00 minutes 00 seconds East
130.00 feet; thence North 03 degrees 00 minutes 00 seconds West 10.00 feet; thence North 87 degrees 00 minutes 00 seconds East 255.73 feet; thence South 03 degrees 00 minutes 00 seconds East 59.61 feet; thence North 87 degrees 00 minutes 00 seconds East 112.01 feet; thence South 03 degrees 00 minutes 00 seconds East 168.39 feet to the point of beginning.

PARCEL 3:

A parcel of land in the Northeast / Section 22, Town 1 North, Range 10 East, described as beginning at a point located distant South 87 degrees 00 minutes 00 seconds West 381.22 feet and North 03 degrees 00 minutes 00 seconds West 228.00 feet from the East / corner of Section 22, and proceeding thence South 87 degrees 00 minutes 00 seconds West 255.73 feet; thence South 03 degrees 00 minutes 00 seconds East 10.00 feet; thence South 87 degrees 00 minutes 00 seconds West 130.00 feet; thence north 03 degrees 00 minutes 00 seconds West
397.74 feet; thence North 87 degrees 00 minutes 00 seconds East 385.73 feet; thence South 03 degrees 00 minutes 00 seconds East 387.74 feet to the point of beginning. TOGETHER with the right to use easements for storm sewer, sanitary sewers and water mains as set forth in that certain easement agreement dated December 18, 1967, and recorded January 2, 1968, in Liber 5139, page 722, Oakland County Records.


Crescent Centre, 24445 Northeastern Highway

Land in the City of Southfield, Oakland County, Michigan, described as follows:

Lot(s) 178, 179, 180 and 181 of WASHINGTON VILLAGE NO. 4, according to the plat thereof recorded in Liber 56 of Plats page(s) 15 of Oakland County Records.


One Lasher Center; 26400 Lasher Road

Land in the City of Southfield, Oakland County, Michigan, described as follows:

Part of the Northwest / of Section 22, Town 1 North, Range 10 East, City of Southfield, Oakland County, Michigan, described as follows: Beginning at a point, said point being South 87 degrees 01 minutes 30 seconds West 2,148.20 feet as measured along the East-West 1/4 line from the center of Section 22, Town 1 North, Range 10 East, and North 0 degrees 12 minutes 30 seconds East
602.87 feet; thence from the point of beginning, North 89 degrees 40 minutes 15 seconds West 394.14 feet to the West line of Section 22, as occupied by an iron pipe at the West 1/4 corner, which measures 2,543.00 feet from the center of the section, and an iron in a hand hole at the Northwest corner of Section 22; thence along the West line of Section 22, as described, North 0 degrees 12 minutes 45 seconds East 636.10 feet; thence South 89 degrees 40 minutes 15 seconds East 365.21 feet to the Southerly line of Northwestern Highway, thence along the South line of Northwestern Highway, South 62 degrees 37 minutes 30 seconds East 32.47 feet; thence South 0 degrees 12 minutes 30 seconds West
621.34 feet to the point of beginning.

Two Lasher Center; 26200 Lasher Road

Land in the City of Southfield, Oakland County, Michigan, described as follows:

Part of the Northwest / of Section 22, Town 1 North, Range 10 East, City of Southfield, Oakland County, Michigan, described as follows: Beginning at a point on the East and West / line of Section 22, distant South 87 degrees 01 minutes 30 seconds West 2,148.20 feet from the center of Section 22, Town 1 North, Range 10 East; thence from the point of beginning, South 87 degrees 01 minutes 30 seconds West along said / line 394.80 feet to an iron pipe; thence North 0 degrees 12 minutes 45 seconds East along the West line of Section 22, as occupied by the aforementioned iron and the Northwest corner of the Section
625.63 feet; thence South 89 degrees 40 minutes 15 seconds East 394.14 feet; thence South 0 degrees 12 minutes 30 seconds West 602.87 feet to the point of beginning, except a parcel of land beginning at an iron on the East and West / line of Section 22, (10 1/2 Mile Road), distant North 87 degrees 01 minutes 30 seconds East 244.80 feet from the West / corner of Section 22; thence North 0 degrees 12 minutes 30 seconds East 200.00 feet to an iron; thence North 87 degrees 01 minutes 30 seconds East 150.00 feet to an iron; thence South 00 degrees 12 minutes 30 seconds West 200.00 feet to an iron in the East and West / line of Section 22, (10 1/2 Mile Road); thence South 87 degrees 01 minutes 30 seconds West 150.00 feet to the point of beginning.

EXCEPTING therefrom a part of said land deeded to City of Southfield, by Quit Claim Deed recorded in Liber 6463, page 272, Oakland County Records, described as follows: Beginning at a point, said point being North 87 degrees 01 minutes 30 seconds East 85.10 feet and due North 43.07 feet from the West / corner of
Section 22; thence North 87 degrees 01 minutes 30 seconds East 159.70 feet; thence due North 2.0 feet; thence South 87 degrees 01 minutes 30 seconds West
161.80 feet; thence South 46 degrees 22 minutes 52 seconds East 2.90 feet to the point of beginning.
                                 EXHIBIT 1.1.5

                                EXCLUDED PERMITS


                                      NONE

                                 EXHIBIT 1.1.6

                    FIXTURES AND TANGIBLE PERSONAL PROPERTY
                                 EXHIBIT 3.1.1

                            FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT ("Escrow Agreement") made this         day of _______,
1999 by and among, CONSOLIDATED CAPITAL EQUITY PARTNERS/TWO L.P., a California limited partnership ("Seller"); SOUTHFIELD OFFICE PROPERTIES, LLC, a Michigan limited liability company ("Purchaser"); and FIDELITY NATIONAL TITLE INSURANCE CO. ("Escrow Agent");

                                 WITNESSETH:

     Whereas Purchaser and Seller are parties to a certain Purchase and Sale Contract (the "Purchase Contract") made and dated as of the ____ day of May, 1999; and

     Whereas, the Purchase Contract requires that Purchaser provide a Deposit in the amount of Five Hundred Thousand Dollars ($500,000.00) in cash to be held pursuant to an escrow agreement approved by Purchaser and Seller.

     Now, therefore, the parties agree to the following:

1. Establishment of Escrow. Escrow Agent hereby acknowledges receipt of Five Hundred Thousand Dollars ($500,000.00) in good funds (the "Escrow Fund"), to be deposited, held, invested, and disbursed for the benefit of Seller and Purchaser and their respective successors and assigns, as provided herein and as provided in the Purchase Contract.

2. Investment of Escrow Fund. All funds received by Escrow Agent shall be held in insured accounts and invested in such short-term, high-grade securities, money market funds or accounts, interest bearing bank accounts, bank certificates of deposit or bank repurchase agreements as Escrow Agent, in its discretion, deems suitable (provided that Escrow Agent shall invest the Escrow Fund as jointly directed by Seller and Purchaser should Seller and Purchaser each in their respective sole discretion determine to issue such joint investment instructions to the Escrow Agent) and all interest and income thereon shall become part of the Escrow Fund and shall be remitted to the party entitled to the Escrow Fund, as set forth below.

3. Application of Escrow Fund. Escrow Agent shall hold the Escrow Fund as provided above and (a) if the sale of the Property is closed by the date fixed therefore (or any extension date provided for by mutual written consent of the parties hereto, given or withheld in their respective sole discretion), Escrow Agent shall deliver the Escrow Fund to Seller in immediately available funds by wire transfer in accordance with the instructions of Seller on the Closing Date as set forth in the Purchase Contract, (b) if the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of satisfaction of a condition precedent to Purchaser's obligations, the Escrow Agent shall return and refund the Escrow Fund to Purchaser, (c) if the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Seller, Purchaser shall give Notice to the Escrow Agent and Seller and in such Notice shall state whether it elects as its remedy return of the Escrow Fund or specific performance of the Purchase Contract, if Purchaser elects return of the Escrow Fund, Escrow Agent shall return and refund the Escrow Fund to Purchaser, (d) if the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Purchaser, Escrow Agent shall forthwith deliver to Seller the Escrow Fund in immediately available funds by wire transfer in accordance with the instructions of Seller, and (e) if Purchaser shall have canceled the Purchase Contract on or before the expiration of the Feasibility Period (as defined in the Purchase Contract) or in accordance with any other provision of the Purchase Contract, the Escrow Agent shall return and refund the Escrow Fund to Purchaser.

     If on or prior to the termination of the Escrow Agreement, a party claims to be entitled to payment of the Escrow Fund under the provisions referred to in the preceding paragraph, such party shall give Notice to the Escrow Agent and the other party of the claim in writing, describing in such Notice the nature of the claim, and the provisions of the Purchase Contract on which the claim is based. Unless the other party sends the Escrow Agent a written objection to the claim, with a copy concurrently to the claiming party, within five (5) days after delivery of the Notice of claim, the claim shall be conclusively presumed to have been approved. In such case, or in the event of mutual written consent of the parties hereto, given or withheld in their respective sole discretion, Escrow Agent shall, within Two (2) business days thereafter, pay the claim as demanded. Notwithstanding the foregoing, Escrow Agent shall deliver the Escrow Fund to Seller forthwith upon Closing in accordance with the terms of subpart
(a) of the immediately preceding paragraph.

     When all monies held by Escrow Agent have been finally distributed in accordance herewith, this Escrow Agreement shall terminate.

4. Liability. Escrow Agent will be obligated to perform only the duties that are expressly set forth herein. In case of conflicting demands upon Escrow Agent, it may (i) refuse to comply therewith as long as such disagreement continues and make no delivery or other disposition of any funds or property then held (and Escrow Agent shall not be or become liable in any way for such failure or refusal to comply with such conflicting or adverse claims or demands, except for its failure to exercise due care, willful breach and willful misconduct); and (ii) continue to so refrain and so refuse to act until all differences have been adjusted by agreement and, Escrow Agent has been notified thereof in writing signed jointly by Seller and Purchaser or (iii) to interplead the portion of Escrow Fund in dispute.

5. No Obligation to Take Legal Action. Escrow Agent shall not be under any obligation to take any legal action in connection with this Escrow Agreement or for its enforcement, or to appear in, prosecute, or defend any action or legal proceeding which, in its opinion, would or might involve it in any costs, expense, loss, or liability, unless and as often as required by it, it is furnished with satisfactory security and indemnity against all such costs, expenses, losses, or liabilities.

6. Status of Escrow Agent. Escrow Agent is to be considered and regarded as a depository only, and shall not be responsible or liable (except for its failure to exercise due care, willful breach or willful misconduct) for the sufficiency or correctness as to form, manner of execution, or validity of any instrument deposited pursuant to this Escrow Agreement, nor as to the identity, authority, or rights of any person executing the same. Escrow Agent's duties hereunder shall be limited to the safekeeping and investment of money, instruments, and securities received by it as Escrow Agent and for their disbursement in accordance with the written escrow instructions given it in accordance with this Escrow Agreement.

7. Written Instructions of Parties. Notwithstanding any contrary provision contained herein, Escrow Agent shall, at all times, have full right and authority and the duty and obligation to pay over and disburse the principal and interest of the Escrow Fund in accordance with the joint written instructions signed by Seller and Purchaser.

8. Notices. Any required or permitted Notice or other communication under this Escrow Agreement ("Notice") shall be given as follows. All Notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered personally or sent by federal express or other recognized national overnight courier service maintaining records of delivery, or sent by registered or certified mail, postage pre-paid, and addressed as set forth below:

            (a) If to Seller:                   If to Purchaser:

                Consolidated Capital Equity     Southfield Office Properties,
                Partners/Two L.P.               LLC
                c/o AIMCO                       c/o Pomeroy Investment
                1873 South Bellaire Street      Corporation
                Suite 1700                      74 E. Long Lake Road
                Denver, Colorado 80222          Bloomfield Hills, Michigan
                                                48304
                                                Attn:  Gerald Reinhart

                with a copy to:                 with a copy to:

                Argent Real Estate              Richard A. Zussman
                Attention:  David Marquette     Jaffe, Raitt, Heuer & Weiss,
                1401 Brickell Avenue, Suite 520 P.C.
                Miami, Florida 33131            One Woodward Avenue
                FAX (305)  371-6898             Suite 2400
                                                Detroit, Michigan 98226
                                                FAX (313) 961-8358

                and with copies to:

                Richard A. Cohn, Esq.
                Bryan Cave LLP
                700 Thirteenth Street, N.W.
                Washington, D.C. 20005-3960
                FAX (202) 508-6200

                Troy W. Gordon, Esq.
                Bryan Cave LLP
                211 North Broadway
                Suite 3600
                St. Louis, Missouri 63102
                FAX (314) 259-2020

                Greg Miner
                Insignia/ESG, Inc.
                311 South Wacker Drive
                Chicago, Illinois 60606
                FAX (312) 935-1880

            (b) If to Escrow Agent:

                Fidelity National Title
                Insurance Co.
                Bank of America Center
                700 Louisiana, Suite 2600
                Houston, TX  77002
                Attention: Lolly Avant
                Phone: 713-228-3009

     Any party may change the address to which Notices are to be addressed by giving the other parties Notice in the manner herein set forth. All such Notices, requests, demands and other communications shall be deemed to have been delivered (i) as of the day of receipt, in the case of personal delivery, or
(ii) as of the day of receipt or attempted delivery date in the case of delivery by air courier, or (iii) as of the date of receipt or first attempted delivery, as evidenced by the return receipt card, in the case of mailing by certified or registered United States mail.

9. Fee. Escrow Agent shall receive a fee of Three Hundred Dollars ($300.00) for its services hereunder, and be paid or reimbursed for all expenses, disbursements and advances, including reasonable attorney's fees, incurred or paid in connection with carrying out its duties hereunder, Purchaser and Seller hereby agreeing to each pay one-half of the Escrow Agent's fee. Non-payment of such fee by Purchaser or Seller shall not entitle Escrow Agent to refuse or fail to act as required by this Escrow Agreement.

10. Titles and Section Headings. Titles of sections and subsections contained in this Escrow Agreement are inserted for convenience of reference only, and neither form a part of this Escrow Agreement or are to be used in its construction or interpretation.

11. Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12. Non-Waiver. No waiver by either party of any breach of any term or condition of this Escrow Agreement shall operate as a waiver of any other breach of such term or condition or of any other term or condition. No failure to enforce such provision shall operate as a waiver of such provision or of any other provision hereof, or constitute or be deemed a waiver or release of any other party for anything arising out of, connected with, or based upon this Escrow Agreement.

13. Binding Effect. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors, and assigns. The parties recognize and acknowledge that the powers and authority granted Escrow Agent herein are each irrevocable and coupled with an interest. Escrow Agent shall have no liability to any Seller for any mistakes in judgment in the performance of any function hereunder, except for failure to exercise due care, willful breach and willful misconduct.

14. Nonlimitation of Liability. Nothing contained herein shall in any way limit the liabilities, obligations and remedies of Seller and Purchaser as set forth in the Purchase Contract.

15. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

16.  Time of Essence.  Time is of the essence of this Escrow Agreement.

17. Entire Agreement; Modification. This Escrow Agreement supersedes all prior agreements and constitutes the entire agreement with respect to the subject matter hereof. It may not be altered or modified without the written consent of all parties.

     In witness whereof each of the parties hereto has caused this Escrow Agreement to be executed on its behalf duly authorized persons, all as of the day and year first above written.

                              SELLER:

          CONSOLIDATED CAPITAL EQUITY PARTNERS/TWO L.P.

          By:  CONCAP HOLDINGS, INC.

By:____________________________ [SEAL]
                                       Name:_______________________
                                       Title:________________________


                              PURCHASER:

          SOUTHFIELD OFFICE PROPERTIES, LLC
          By:  POMEROY INVESTMENT CORPORATION

By:____________________________ [SEAL]
                                       Name:_______________________
                                       Title:________________________


                                    ESCROW AGENT:

                                    FIDELITY NATIONAL TITLE INSURANCE CO.

                                    By:
                                       Name:
                                       Its:
                                 EXHIBIT 5.2.1

                                TITLE EXCEPTIONS

1.   General real property taxes for the year 1999 and all subsequent years.
2.   Special taxes or assessments becoming a lien after the date of the Deed.
3. Unrecorded easements, discrepancies or conflicts in boundary lines, shortage in area and encroachments which an accurate and complete survey would disclose.
4. Rights of tenants in possession of the Property pursuant to unrecorded leases, as tenants only.
5. Visible and apparent easements and all underground easements, if any, the existence of which may arise by unrecorded grant or by use.
6. Covenants, conditions, limitations, restrictions, rights, rights-of-way, liens, encumbrances, encroachments, defects, reservations, easements, agreements of record and other matters of record, including, without limitation, the following:
Central Park Plaza; 26211 Central Park Boulevard
1. Any rights, title interest or claim thereof to that portion of the land taken, used or granted for Central Park Boulevard.
2. Right of Way in favor of Rummell Relief Drain Drainage District and the Covenants, Conditions and Restrictions contained in instrument recorded in Liber 5369, page 110.
3. Right of Way in favor of The Detroit Edison Company and the Covenants, Conditions and Restrictions contained in instrument recorded in Liber 5724, page 610.

Central Park Plaza; 26011 Evergreen, 20100 Civic Center Drive and 2611 Evergreen Road
1. Terms and Conditions contained in Storm Sewer, Water Main, Sanitary Sewer and Roadway Easement, as disclosed by instrument recorded in Liber 5139, page 722, as amended and modified by Easement Modification Agreement recorded in Liber 8163, page 280.
2. Right of Way in favor of City of Southfield and the Covenants, Conditions and Restrictions contained in instrument recorded in Liber 5504, page 321.
3. Storm Drain Easement in favor of City of Southfield and the Covenants, Conditions and Restrictions contained in instrument recorded in Liber 7541, page 501 and Liber 7541, page 504.
4. Pole Line Permit in favor of The Detroit Edison Company and Michigan Bell Telephone Company and the Covenants, Conditions and Restrictions contained in instrument recorded in Liber 3529, page 484.
5. Sanitary Sewer Easement in favor of Oakland County Department of Public Works and the Covenants, Conditions and Restrictions contained in instrument recorded in Liber 3828, page 231, Liber 3828, page 235, and Liber 3828, page 237.
6. Terms and Conditions contained in Agreement with Detroit Edison Company, as disclosed by instrument recorded in Liber 4968, page 604.
7. Terms and Conditions contained in Easement Grant and Declaration of Restrictions, as disclosed by instrument recorded in Liber 4979, page 548, as re-recorded in Liber 5458, page 88.
8. Terms and Conditions contained in Agreement with Detroit Edison Company, as disclosed by instrument recorded in Liber 5180, page 79.
9. Water Main Easement in favor of City of Southfield and the Covenants, Conditions and Restrictions contained in instrument recorded in Liber 5596, page 31.
10. Terms and Conditions contained in Agreement with Detroit Edison Company, as disclosed by instrument recorded in Liber 5454, page 484.
11. Terms and Conditions contained in Easement Grant and Declaration of Restrictions, as disclosed by instrument recorded in Liber 5446, page 238.
12. Terms and Conditions contained in Easement Grant and Declaration of Restrictions, as disclosed by instrument recorded in Liber 5243, page 363, as re-recorded in 5458, page 98.
13. Any rights, title interest or claim thereof to that portion of the land taken, used or granted for Civic Center Drive, Evergreen Road and Central Park Blvd.
Crescent Centre, 24445 Northeastern Highway
1. Any rights, title interest or claim thereof to that portion of the land taken, used or granted for Northwestern Highway.
One Lasher Center; 26400 Lasher Road
1. Covenants, conditions, restrictions and other provisions but omitting restrictions, if any, based on race, color, religion, sex, handicap, familial status or national origin as contained in instrument recorded in Liber 5327, page 487 and Liber 5680, page 333 and in Liber 5801, page 574.
2. Any rights, title interest or claim thereof to that portion of the land taken, used or granted for Lasher Road and Civic Center Drive.
3. Right of Way in favor of The Consumers Power Company and the Covenants, Conditions and Restrictions contained in instrument recorded in Liber 4251, page 493.
4. Right of Way in favor of Wagner Drain Drainage District and the Covenants, Conditions and Restrictions contained in instrument recorded in Liber 5459, page 130, and in Liber 5459, page 134.
5. Joint Overhead and Underground Easement in favor of The Detroit Edison Company and Michigan Bell Telephone Company and the Covenants, Conditions and Restrictions contained in instrument recorded in Liber 5923, page 650.
6. Easement Grant and Declaration of Restrictions in favor of The Detroit Edison Company and the Covenants, Conditions and Restrictions contained in instrument recorded in Liber 5474, page 889 and re-recorded in Liber 7307, page 215.
7. Terms and Conditions contained in Agreement, as disclosed by instrument recorded in Liber 5481, page 270.
Two Lasher Center; 26200 Lasher Road
1. Covenants, conditions, restrictions and other provisions but omitting restrictions, if any, based on race, color, religion, sex, handicap, familial status or national origin as contained in instrument recorded in Liber 5327, page 487 and Liber 5680, page 333 and Liber 5801, page 574.
2. Any right, title interest or claim thereof to that portion of the land taken, used or granted for Lasher Road.
3. Right of Way in favor of The Consumers Power Company and the Covenants, Conditions and Restrictions contained in instrument recorded in Liber 4251, page 493.
4. Right of Way for sanitary sewer in favor of North Center Properties, Inc. and the Covenants, Conditions and Restrictions contained in instrument recorded in Liber 5648, page 736.
5. Right of Way in favor of Wagner Drain Drainage District and the Covenants, Conditions and Restrictions contained in instrument recorded in Liber 5459, page 130, and Liber 5459, page 134.
6. Joint Overhead and Underground Easement in favor of The Detroit Edison Company and Michigan Bell Telephone Company and the Covenants, Conditions and Restrictions contained in instrument recorded in Liber 5923, page 652.
7. Water Main Easement in favor of North Center Properties, Inc. and the Covenants, Conditions and Restrictions contained in instrument recorded in Liber 7110, page 90.
                                EXHIBIT 7.2.1.1

                         FORM OF SPECIAL WARRANTY DEED


                                 COVENANT DEED



The Grantor,         CONSOLIDATED CAPITAL EQUITY PARTNERS/TWO L.P., a
                     California limited partnership

whose address is     c/o AIMCO, 1873 South Bellaire Street, Suite 1700,
                     Denver, Colorado 80222

Conveys and Sells to SOUTHFIELD OFFICE PROPERTIES, LLC, a Michigan
                     limited liability company

whose address is     74 E. Long Lake Road, Bloomfield Hills, Michigan
                     48304,

the premises situated in the City of Southfield, County of Oakland, State of Michigan, described in Exhibit A attached hereto and incorporated herein by reference, together with all and singular tenements, hereditaments, appurtenances and easements benefiting the said premises, for the full consideration of (See Real Estate Transfer Tax Valuation
Affidavit),

subject to those matters (the "Permitted Encumbrances") described in Exhibit B attached hereto and incorporated herein by reference.
The Grantor covenants and agrees that as of the date hereof it has not done or suffered to be done anything whereby the property herein conveyed is, or may be, in any manner encumbered or charged, except for the Permitted Encumbrances, Grantor binds itself, its successors and assigns, to warrant and forever defend all or any part of the said property conveyed herein unto Grantee, its successors and assigns, against the claims of all persons claiming by, through or under Grantor.

Grantor grants the Grantee the right to make ___[INSERT MAXIMUM AVAILABLE DIVISIONS] permitted divisions under Section 108 of the Land Divisions Act, Act No. 288 of the Public Acts of 1967 (the "Act"). [IF A SINGLE DEED IS USED FOR ALL PROPERTIES, A SEPARATE GRANT OF LAND DIVISIONS MUST BE MADE FOR EACH PROPERTY.]

This property may be located within the vicinity of farmland or a farm operation. Generally accepted agricultural and management practices which may generate noise, dust, odors, and other associated conditions may be used and are protected by the Michigan Right to Farm Act.

Dated as of                   , 1999.


IN THE PRESENCE OF:                  SELLER:

                                     CONSOLIDATED CAPITAL EQUITY
                                     PARTNERS/TWO L.P., a California
                                     limited partnership

                                     By:  Concap Holdings, Inc.,
                                          its General Partner
                                          By:
                                          Its:



STATE OF            )
                    )SS
COUNTY OF           )

     The foregoing instrument was acknowledged before me this ___ day of _________, 1999, by _______________, the ______________ of Concap Holdings,
Inc., the general partner if Consolidated Capital Equity Partners/Two L.P., a California limited partnership, on behalf of said partnership.


                                   Notary Public,           County
                                   My Commission Expires:



When recorded return   Send subsequent               Drafted by:
to:                    Tax Bills To:

                       Southfield Office Properties, Richard A. Zussman
Richard A. Zussman     LLC                           Jaffe, Raitt, Heuer &
Jaffe, Raitt, Heuer &  74 E. Long Lake Road           Weiss, P.C.
 Weiss, P.C.           Bloomfield Hills, Michigan    One Woodward Ave.,
One Woodward Ave.,     48304                          Suite 2400
 Suite 2400                                          Detroit, Michigan 48226
Detroit, Michigan                                    (313) 961-8380
48226

                       EXHIBIT A TO SPECIAL WARRANTY DEED

                               Legal Description



                       EXHIBIT B TO SPECIAL WARRANTY DEED

                             Permitted Encumbrances
                                EXHIBIT 7.2.1.2

                              FORM OF BILL OF SALE

Dated:  ____________, 1999.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CONSOLIDATED CAPITAL EQUITY PARTNERS/TWO L.P., a California limited liability company ("SELLER"), in connection with the sale of certain real property ("PROPERTY") located in the County of Oakland, State of Michigan, which is more particularly described on Exhibit "A" attached hereto and by this reference incorporated herein, hereby sells and conveys to SOUTHFIELD OFFICE PROPERTIES, LLC, a Michigan limited liability company ("PURCHASER"), all of Seller's right, title and interest in and to all fixtures, furniture, furnishings, fittings, equipment, machinery, appliances and other articles of personal property ("PERSONAL PROPERTY") used in, held for use in connection with, usuable or necessary for the present or future occupation or operation of the Property as of the date hereof including, without limitation, the Personal Property described on Exhibit "B" attached hereto. Seller covenants and warrants to Purchaser that Seller is the lawful owner of the Personal Property identified in Exhibit "B" attached hereto and Seller agrees to warrant and defend the sale of the Personal Property identified in Exhibit "B" to Purchaser, its successors and assigns, against any and every person or persons whatsoever.

          WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED.
          Purchaser hereby accepts the Personal Property on and subject to the conditions and disclaimers above as of the date hereof.


                              SELLER:

          CONSOLIDATED CAPITAL EQUITY PARTNERS/TWO L.P.

          By:  CONCAP HOLDINGS, INC.

By:____________________________ [SEAL]
                                       Name:_______________________
                                       Title:________________________





                              PURCHASER:

          SOUTHFIELD OFFICE PROPERTIES, LLC
          By:  POMEROY INVESTMENT CORPORATION

By:____________________________ [SEAL]
                                       Name:_______________________
                                       Title:________________________




                         EXHIBIT "A" TO BILL OF SALE

                      Legal Description of Real Property





                           EXHIBIT B TO BILL OF SALE

                       Description of Personal Property

                                EXHIBIT 7.2.1.3

                               FORM OF ASSIGNMENT

This Assignment ("ASSIGNMENT") is executed by CONSOLIDATED CAPITAL EQUITY PARTNERS/TWO L.P., a California limited partnership ("SELLER"), in favor of SOUTHFIELD OFFICE PROPERTIES, LLC, a Michigan limited liability company ("PURCHASER").

     Seller and Purchaser, have entered into that certain Purchase and Sale Contract dated as of the ___ day of May, 1999 ("PURCHASE CONTRACT"), in which Seller has agreed to sell and Purchaser has agreed to purchase the real property described in Exhibit "A" attached hereto and the improvements located thereon (collectively, the "PROJECT").

     Pursuant to the Purchase Contract, Seller has agreed to assign to Purchaser all of Seller's right, title and interest, if any, in and to the Property (as hereinafter defined).

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

     1.   As used herein, the term "PROPERTY" shall mean the following property:

a. Books and Records. All of Seller's rights, IF ANY, in and to files, records, and books of account of the Project.
b. Licenses and Permits. All of Seller's rights and interests, IF ANY, in and to plans, specifications, reports, rights, privileges, licenses, permits, surveys, entitlements, maps, agreements, building names, and authorizations utilized with respect to or relating to the Project, excluding any "Excluded Permits" identified as such in the Purchase Contract.
c. Property Contracts. All of Seller's rights and interests in and to all purchase orders, equipment leases, maintenance, service, or utility contracts and similar contracts relating to the ownership, maintenance, construction or repair and/or operation of the Project scheduled on Exhibit "B" attached hereto.
d. Commercial Leases. All of Seller's rights and interests in and to leases, subleases, and other occupancy agreements, whether or not of record, which provide for use or occupancy of space or facilities on or relating to the Project (including any right and interest of Seller in and to security deposits held thereunder) scheduled on Exhibit "C" attached hereto.

          Purchaser hereby acknowledges that Seller has made no representation or warranty regarding the necessity of any consent or approval of any third party to the sale or transfer of the Property Contracts and Seller hereby disclaims any responsibility or liability for failure to obtain such consent or approval. Nothing herein shall create a transfer or assignment of intellectual property or similar assets of Seller.

     2. Assignment. Seller hereby assigns, sells and transfers to Purchaser all of Seller's right, title and interest, if any, in and to the Property Contracts, the Commercial Leases, Books and Records and Licenses and Permits, subject as to the Property Contracts to any rights of consent as provided therein. Seller agrees to indemnify, defend and hold Purchaser harmless from and against any and all cost, loss, harm or damage which may arise with respect to the Property Contracts and the Commercial Leases which accrued prior to the date hereof or in connection with the failure of Seller to deliver any security deposits it is holding under the Commercial Leases to Purchaser.
     3. Assumption. Purchaser expressly agrees to assume and hereby assumes and agrees to perform all liabilities and obligations of landlord under the Commercial Leases and all liabilities and obligations of the Seller under the Property Contracts, including responsibility for refunding security deposits delivered to Purchaser which accrues after the date hereof. Purchaser further agrees to indemnify, defend and hold Seller harmless from and against any and all cost, loss, harm or damage which may arise from and after the Closing Date with respect to the Commercial Leases and Property Contracts, which accrue on or after the date hereof.

     4. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

     5. Disclaimer. This Assignment and Purchaser's acceptance of the Property shall be without warranty by Seller or recourse to Seller, except only as expressly stated herein or in the Purchase Contract to the contrary.

     6. Attorneys' Fees. If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the prevailing party in such action or proceeding shall be entitled to recover all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys' fees and costs, in addition to any other relief awarded by the court.

     7. Applicable Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State of Michigan.

     8. Titles and Section Headings. Titles of sections and subsections contained in this Assignment are inserted for convenience of reference only, and neither form a part of this Assignment or are to be used in its construction or interpretation.

     9. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors, and assigns.

     10. Entire Agreement; Modification. This Assignment supersedes all prior agreements and constitutes the entire agreement with respect to the subject matter hereof. It may not be altered or modified without the written consent of all parties.

          WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED.

Dated: ___________, 1999

                              SELLER:

          CONSOLIDATED CAPITAL EQUITY PARTNERS/TWO L.P.

          By:  CONCAP HOLDINGS, INC.

By:____________________________ [SEAL]
                                       Name:_______________________
                                       Title:________________________

Accepted and Agreed:

                              PURCHASER:

          SOUTHFIELD OFFICE PROPERTIES, LLC
          By:  POMEROY INVESTMENT CORPORATION

By:____________________________ [SEAL]
                                       Name:_______________________
                                       Title:________________________


                           EXHIBIT A TO ASSIGNMENT

                              Legal Description



                            EXHIBIT B TO ASSIGNMENT

                  Property Contracts (Assigned to Purchaser)
                            EXHIBIT C TO ASSIGNMENT

                              Commercial Leases

           Tenant                       Unit No.  Term of Lease
                                EXHIBIT 8.1.1.3

                          OTHER PARTIES IN POSSESSION


1. Kathleen Butcher, d/b/a L & R Vending, pursuant to that certain Agreement For Vending dated February 1, 1996, a copy of which is attached hereto.
                                EXHIBIT 8.1.1.6

                               PENDING LITIGATION

Genise McLaughlin, plaintiff, vs. Central Park Place Associates, Greenline Maintenance Limited and Insignia/ESG, Inc.; Case No. 98-005906-NO; Circuit Court for the County of Oakland, Michigan.

                                EXHIBIT 8.1.1.8

                  SCHEDULE OF COMMERCIAL LEASES AND RENT ROLL

                               EXHIBIT 8.1.1.8.2

                        NOTICES OF DEFAULT FROM TENANTS
      Letter dated May 13, 1999 regarding Hospice of Integrated Health Services Lease, a copy of which is attached hereto.

                                EXHIBIT 8.1.1.9

                               PROPERTY CONTRACTS


Vendor Name / Address                   Nature of Service
ServiceMaster                           Housekeeping
Lakewood Landscaping                    Snow removal
Lakewood Landscaping                    Landscape maintenance
Water Services                          Boiler chemical treatments
Tru-Green Chemlawn                      Indoor plant maintenance
Dover Elevator Co.                      Elevator service
Dinverno                                Trash removal, compactor lease
Terminix                                Pest control
Vanguard Security System                Alarm and access monitoring
IOS Capital                             Copier lease
Pitney-Bowes                            Postage meter lease
Eagle Communications                    Security cameras
Sprint North Leasing                    Phone system lease
PIC Maintenance                         Housekeeping
Chemco Products                         Boiler chemical treatments
Michigan Elevator Co.                   Elevator service
Eradico Pest Control                    Pest control
Muzak_ Detroit                          Music for lobbies
Vendor Name / Address                   Nature of Service
Insignia/ESG, Inc.                      Property management
Insignia, ESG, Inc.                     Leasing
                                EXHIBIT 8.1.1.10

                              GOVERNMENTAL ACTIONS

The City of Southfield, Michigan has not granted final acceptance to the fire alarm system for Two Lasher Center as the horn/strobe devices on the second floor which were installed in 1997 do not meet current code. The devices did meet code when installed. The City is attempting to require the devices to be upgraded to code.
                                 EXHIBIT 9.1.5

                      FORM OF TENANT ESTOPPEL CERTIFICATE


TO:  Southfield Office Properties, LLC
     74 E. Long Lake Road
     Bloomfield Hills, Michigan 48304
     Attention:  Gerald Reinhart


RE: LEASE AGREEMENT (THE "LEASE") DATED ______________, BY AND BETWEEN ____________________________ ("LANDLORD") AND
     _____________________("TENANT")


          The undersigned is the tenant under the Lease, whereby Tenant leases from Landlord certain office space in the office building located at ______________, Southfield, Michigan on the real property commonly known as
_________________________________ (the "PROPERTY").  Tenant understands that
Southfield Office Properties, LLC ("PROSPECTIVE PURCHASER") may be purchasing the Property from Landlord and Tenant certifies to Landlord and Prospective Purchaser as follows:

1.   The Lease is in full force and effect on the date hereof.
2. The term of the Lease began on ______________. The termination date of the present term of the Lease, excluding unexercised renewals, is
     ______________.
3.   Tenant has paid rent for the Property for the period up to and including
     ________________.
4. To Tenant's knowledge, Landlord is not in default under the Lease beyond applicable cure periods in the performance of any covenant, agreement, term, provision or condition contained in the Lease.
5. The undersigned is authorized to execute this Estoppel Certificate on behalf of Tenant.


Dated this _____ day of _____________, 1999.
                         TENANT:
                         ___________________________________,
                         a ______________ ___________________


                         By:________________________________
                         Name:______________________________
                         Title:_______________________________